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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated August 25, 1999, accompanying the financial statements of PDQ.Net, Incorporated contained in the Internet America, Inc.
Form 8-K/A dated January 21, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Internet America, Inc. on Form S-8 (File Nos. 333-70461, 333-72109, 333-72111, 333-77153,
333-80277, 333-80285, 333-92295).


GRANT THORNTON LLP

/s/ GRANT THORNTON LLP

Houston, Texas
January 21, 2000